                           SCHEDULE 14A INFORMATION



              Consent Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934


Filed by the Registrant [  ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[  ]   Preliminary Consent Statement        [  ]  Confidential, for Use of the
                                                  Commission Only (as permitted
                                                  by Rule 14a-6(e)(2))

[  ]  Definitive Consent Statement

[X]   Definitive Additional Materials

[  ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-
      12

                           Oregon Steel Mills, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


      Committee to Restore Shareholder Value at Oregon Steel Mills, Inc.
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[  ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:


     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:


     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:


     -------------------------------------------------------------------------

     (5) Total fee paid:


     -------------------------------------------------------------------------

[  ]  Fee paid previously with preliminary materials.

[  ]  Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:


    -------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:


    -------------------------------------------------------------------------

    (3) Filing Party:


    -------------------------------------------------------------------------

    (4) Date Filed:


    -------------------------------------------------------------------------

                             [AFL-CIO Letterhead]



TO:    February 5, 1998 Meeting Participants

FROM:  Bill Patterson, Office of Investment

DATE:  January 6, 1999

RE:    Oregon Steel Mills, Inc.


          I am writing to update you regarding the efforts to restore shareholder value at Oregon Steel Mills, Inc. As you recall, on February 5, 1998 in Washington, DC, representatives of six institutional shareholders holding 16.9% of Oregon Steel Mills outstanding shares met to discuss possible approaches to the Board of Directors regarding Oregon Steel Mills' disappointing stock performance.

          Since the February meeting, Oregon Steel Mills' share price has declined an additional 41% and is now trading below its book value. In light of these facts, Oregon Steel Mills would strongly benefit from instituting basic corporate governance reforms that promote greater accountability to shareholders.

          The Crabbe Huson Group, the Amalgamated Bank of New York LongView MidCap 400 Index Fund, and the AFL-CIO have formed a shareholder committee whose members hold 4.98% of Oregon Steel Mills' outstanding stock. Given the immediacy of the situation, the committee is asking shareholders to act by written consent without a shareholder meeting to adopt three non-binding corporate governance proposals: declassify the board of directors, require shareholder approval of poison pills, and establish confidential voting.

          I have enclosed a copy of the consent solicitation statement for your review. Your institution's designated proxy voter should have received the statement accompanied by a gold consent card from ADP Investor Communication Services. Since this written consent solicitation is outside the normal schedule of proxy voting activity, you may wish to take steps necessary to ensure that your institution's consent is properly executed by the February 11, 1999 deadline.

          Thank you for your continued interest in the effort to protect and enhance shareholder value at Oregon Steel Mills. Please do not hesitate to call me if you have any questions or concerns at (202) 637-3900.



Enclosure

                                      ***


The members of the Committee to Restore Shareholder Value at Oregon Steel Mills, Inc. (the "Committee") are The Crabbe Huson Group, Inc. (beneficially owns 1,281,700 shares of common stock of Oregon Steel Mills, Inc. ("Shares")) or 4.97%), the Amalgamated Bank of New York LongView MidCap 400 Index Fund (730 Shares or .003%) and the American Federation of Labor and Congress of Industrial Organizations (the "AFL-CIO") (0 Shares). Each Committee member is a participant in the consent solicitation (the "Solicitation"). Additional participants in the Solicitation (whose Share ownership, if any, is in parentheses) are: William Patterson (265 Shares), Damon Silvers, Chris Bohner, Beth Young, Susan Dundon, Chris Wallace, Brandon Rees, Dianne Wood, Dieter Waizenegger, Marc Bayard, Shawn Wooden, Ed Keyser and Joshua Mason, all of whom are employees of the AFL-CIO. Mr. Patterson purchased his Shares, and Mr. Keyser and Mr. Mason became participants, after the Committee filed its Definitive Consent Solicitation Statement (the "Definitive Statement") with the Securities and Exchange Commission (the "SEC"). Those events were disclosed in Supplements to the Definitive Statement filed with the SEC on January 5 and January 7, 1999.